Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 19, 2025 relating to the financial statements of Piedmont Realty Trust Inc. and the effectiveness of Piedmont Realty Trust Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Piedmont Realty Trust Inc. for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Atlanta, Georgia July 30, 2025

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